Exhibit 99.1

ucbi.com | 1 INVESTOR DAY 2015 OCTOBER 8, 2015

ucbi.com | 2 Disclosures efficiency ratio, operating dividend payout ratio, core fee revenue, core operating expense, core earnings, tangible common equity to tangible assets, tangible equity to tangible assets and tangible common equity to risk - weighted assets . The most comparable GAAP measures to these measures are : net income, net income available to common shareholders, diluted income per common share, ROE, ROA, efficiency ratio, dividend payout ratio, fee revenue, operating expense, net income and equity to assets . Management uses these non - GAAP financial measures because we believe they are useful for evaluating our operations and performance over periods of time, as well as in managing and evaluating our business and in discussions about our operations and performance . Management believes these non - GAAP financial measures provide users of our financial information with a meaningful measure for assessing our financial results and credit trends, as well as for comparison to financial results for prior periods . These non - GAAP financial measures should not be considered as a substitute for financial measures determined in accordance with GAAP and may not be comparable to other similarly titled financial measures used by other companies . For a reconciliation of the differences between our non - GAAP financial measures and the most comparable GAAP measures, please refer to the ‘Non - GAAP Reconcilement Tables’ at the end of the Exhibits to this presentation . CAUTIONARY STATEMENT This investor presentation may contain forward - looking statements, as defined by federal securities laws, including statements about United’s financial outlook and business environment . These statements are based on current expectations and are provided to assist in the understanding of future financial performance . Such performance involves risks and uncertainties that may cause actual results to differ materially from those expressed or implied in any such statements . For a discussion of some of the risks and other factors that may cause such forward - looking statements to differ materially from actual results, please refer to United Community Banks, Inc . ’s filings with the Securities and Exchange Commission, including its 2014 Annual Report on Form 10 - K and its most recent quarterly report on Form 10 - Q under the sections entitled “Forward - Looking Statements” . Forward - looking statements speak only as of the date they are made and we undertake no obligation to update or revise forward - looking statements . NON - GAAP MEASURES This presentation also contains financial measures determined by methods other than in accordance with generally accepted accounting principles (“GAAP”) . Such non - GAAP financial measures include : operating net income, operating net income available to common shareholders, operating diluted income per common share, operating ROE, operating ROA, operating 2

ucbi.com | 3 Agenda 3 Page Number 10:00 am Introduction Jimmy Tallent 5 10:15 am Strategy Lynn Harton 11 10:30 am Community Banking Panel Discussion with Local CEOs Bill Gilbert 29 11:15 am Specialized Lending Panel Discussion with Line of Business Leaders Rich Bradshaw 58 12:00 pm Lunch with Economic Update : Southeastern Region Anne Kaiser Georgia Power 76

ucbi.com | 4 Agenda 4 Page Number 1:00 pm Mortgage Services Mike Davies 77 1:20 pm Credit Administration Rob Edwards 86 1:40 pm Retail Credit Administration Chuck Valerio 92 1:55 pm Finance Rex Schuette Alan Kumler 98 2:15 pm Mergers & Acquisitions Chris Zych 109 2:35 pm Impact of Exceeding $10 Billion Asset Threshold Lynn Harton 121 3:15 pm Closing Remarks Jimmy Tallent 127

ucbi.com | 5 INVESTOR DAY JIMMY TALLENT Chairman and Chief Executive Officer INTRODUCTION

ucbi.com | 6 Snapshot of United Community Bank 6 (1) Reflects the acquisition of Palmetto Bancshares, Inc., which closed on September 1, 2015 $ in billions Second Quarter 2015 Established 1950 Banking Offices (1) 133 Assets (1) $9.4 Loans (1) $6.1 Deposits (1) $7.8 TCE/TA 9.7% Leverage 9.1% Total RBC 13.1% CET1 11.9% NPAs/Assets .26% Operating ROA 1.00% ROTCE 10.20% Ticker UCBI Price (as of 10/5/15) $20.39 Market Cap $1.5 P/E (2015) 15.9x P/TBV 161% Avg. Daily Vol. 287,646 Institutional Own. 87.9%

ucbi.com | 1 Financial Highlights 7 (1) Presented on an operating basis which is a non - GAAP performance measure. For a reconciliation of the differences between our non - GAAP financial measures and the most comparable GAAP measures, please refer to the ‘ Non - GAAP Reconcilement Tables’ at the end of the Exhibits to this presentation. (2) Reflects the acquisition of First National Bank, which closed on May 1 , 2015.

ucbi.com | 7 Financial Highlights 7 (1) Presented on an operating basis which is a non - GAAP performance measure. For a reconciliation of the differences between our non - GAAP financial measures and the most comparable GAAP measures, please refer to the ‘ Non - GAAP Reconcilement Tables’ at the end of the Exhibits to this presentation. (2) Reflects the acquisition of Palmetto Bancshares, Inc., which closed on September 1, 2015

ucbi.com | 8 Focus on Operating Efficiency 8 OPERATING EXPENSES (1) OPERATING EFFICIENCY RATIO (1) 65.0% 64.4% 58.6% 60.0% 59.1% 58.7% 58.0% 57.5% 59.2% 57.6% 57% 59% 61% 63% 65% 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 $43.7 $45.6 $40.0 $41.6 $39.0 $40.5 $41.3 $41.9 $43.0 $45.2 $34 $36 $38 $40 $42 $44 $46 $48 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 $ in millions (1) Presented on an operating basis which is a non - GAAP performance measure. For a reconciliation of the differences between our non - GAAP financial measures and the most comparable GAAP measures, please refer to the ‘Non - GAAP Reconcilement Tables’ at the end of the Exhibits to this presentation . Efficiency Initiatives Investing in Growth

ucbi.com | 9 Growth Summary 9 NET INTEREST REVENUE LOANS (in billions) 4.2 4.2 4.3 4.3 4.4 4.4 4.6 4.7 4.8 5.2 $3 $4 $4 $5 $5 $6 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 54.6 54.9 54.3 55.9 54.2 55.0 57.0 58.3 57.6 61.3 $40 $45 $50 $55 $60 $65 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 FEE REVENUE 12.9 15.9 14.2 13.5 12.2 14.1 14.4 14.8 15.7 17.3 $10 $11 $12 $13 $14 $15 $16 $17 $18 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 $ in millions, except loan data

ucbi.com | 10 Key Profitability Metrics 10 $.08 $.11 $.21 $.22 $.25 $.27 $.29 $.30 $.29 $.32 $.05 $.10 $.15 $.20 $.25 $.30 $.35 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 DILUTED OPERATING EPS (1) OPERATING RETURN ON ASSETS (1) OPERATING RETURN ON TANGIBLE COMMON EQUITY (1) .47% .55% .86% .86% .85% .88% .95% .96% .94% 1.00% .40% .70% 1.00% 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 5.3% 5.9% 7.6% 7.7% 8.8% 9.2% 9.6% 9.8% 9.5% 10.2% 4% 8% 12% 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 (1) Presented on an operating basis which is a non - GAAP performance measure. For a reconciliation of the differences between our non - GAAP financial measures and the most comparable GAAP measures, please refer to the ‘Non - GAAP Reconcilement Tables’ at the end of the Exhibits to this presentation.

ucbi.com | 11 INVESTOR DAY LYNN HARTON President and Chief Operating Officer STRATEGY

ucbi.com | 12 Strategy and Goals Our performance improvement has come from a series of strategic actions which leave us well prepared for future growth. Improve Core Performance Build a Scalable Platform Execute on Growth 1 2 3 Necessary steps to improve core performance • Reduce costs • Improve credit management • Build business momentum • Continue to grow past the $10 billion mark organically and via acquisition in our targeted SE markets • Improve our relative ROA to reach our long - term goal to be in the top 1/3 of our peers Scalable Platform • Attractive model • Service advantage • Great markets • Strong core deposit base • ERM planned for growth • Investing in Technology 12

ucbi.com | 13 Reducing Costs 52% 54% 56% 58% 60% 62% 64% 66% 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 Hundreds United Regional Bank Median • Capital management actions to reduce funding costs by $4.0 million annually • Centralization of loan operations, marketing, collections and other core services • Benchmarking of branch staffing by activity level to reduce staffing • Renegotiated key contracts resulting in significant annual savings • Closed underperforming branches 13 Quarterly Operating Efficiency Ratio (1) (1) United’s Efficiency Ratio is presented on an operating basis which is a non - GAAP performance measure. For a reconciliation of the differences between our non - GAAP financial measures and the most comparable GAAP measures, please refer to the ‘Non - GAAP Reconcilement Table s’ at the end of the Exhibits to this presentation. Source: SNL Financial LC

ucbi.com | 14 Improving Credit Performance and Management • New credit leadership in 2007 • C entralization of special assets • Centralization of consumer loan underwriting and approval • Changed commercial approval process, including a Senior Credit Committee for visibility and culture building • Instituted highly - disciplined concentration management process • Dedicated credit officers for all specialty businesses and community markets • Executed strategic loan sale in 2013 0.0% 0.2% 0.4% 0.6% 0.8% 1.0% 1.2% 1.4% 1.6% 1.8% CBSH SBNY PB BOH UMBF UMPQ SIVB UCBI FFIN CBU STBA PNFP VLY CVBF BOKF COLB BPFH PVTB BRKL NPBC FMER WABC FNB WTFC FNFG ISBC PFS FCF CHCO ASB BXS TCBI FMBI FFBC HBHC WBS CATY MBFI FULT SNV PACW WAFD FHN GBCI UBSI TRMK TCB ONB PRK Median 2Q15 NPA Ratio 14 (1) Comparison banks comprise the KBW Regional Bank Index (ticker: KRX) Source: SNL Financial LC

ucbi.com | 15 Rebuilding Business Momentum • Sales training of all front - office employees • Institution of sales campaign calendars and branch merchandising plans • New incentive plans tied to individual branch and bank performance • Improvement of consumer and mortgage lending products • Creation of new specialized lending commercial lines of business to add expertise and diversify loan portfolio 15 -10% -5% 0% 5% 10% 15% 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 Hundreds United Regional Bank Median Quarterly YoY Revenue Growth Source: SNL Financial LC

ucbi.com | 16 Resulting Improvement in Market Perception Total Return 0% 20% 40% 60% 80% 100% 120% 140% 160% 1/1/2013 7/1/2013 1/1/2014 7/1/2014 1/1/2015 7/1/2015 Hundreds United KBW Regional Bank Index 16 Source: SNL Financial LC

ucbi.com | 17 Strategy and Goals Our performance improvement has come from a series of strategic actions which leave us well prepared for future growth. Improve Core Performance Build a Scalable Platform Execute on Growth 1 2 3 Necessary steps to improve core performance • Reduce costs • Improve credit management • Build business momentum • Continue to grow past the $10 billion mark organically and via acquisition in our targeted SE markets • Improve our relative ROA to reach our long - term goal to be in the top 1/3 of our peers Scalable Platform • Attractive model • Service advantage • Great markets • Strong core deposit base • ERM planned for growth • Investing in Technology 17

ucbi.com | 18 Attractive Model 18 • CEOs with P/L ownership drive local decision - making • Consistent back office, brand and product set for efficiencies • Specialized lending integrated with the banks , not siloed • Highly - engaged employees • Small bank s ervice – large bank c apabilities 27% 14% 19% 20% 12% 8% 0% 5% 10% 15% 20% 25% 30% 0 < 2 2 < 5 5 < 10 10 < 15 15 < 20 20+ Years of Service Employee Tenure (1) (1) Reflects the acquisition of Palmetto Bancshares, Inc., which closed on September 1, 2015 Turnover Rates 10.8% 10.7% 13.0% 10.2% 12.1% 8.3% 6% 8% 10% 12% 14% 16% 18% 20% 2010 2011 2012 2013 2014 2015 YTD

ucbi.com | 19 Service Advantage • Multiple customer service awards • Created via a disciplined process – 5,000 customer impressions annually – Service scores at each branch level – Knowledge integrated into training curriculum – Service scores both a qualifier and a multiplier for bank incentive systems 19 96.04% 96.87% 97.38% 95.5% 96.0% 96.5% 97.0% 97.5% 2013 2014 2015 YTD CSP Scores

ucbi.com | 20 Combination of Great Markets • Legacy Markets – Strong core deposits – High market share – Deep customer penetration and fee revenue • Fee revenue / assets in the 1.55% to 1.65% range – Low market growth • Metro Markets – Asset growth opportunity – 70% of United’s loan production – Meaningful market share – Opportunities to deepen relationships – High market growth – Fee revenue / assets of .80% to .90%, presents a significant opportunity – over $20 million if legacy market fee revenue performance can be matched 20

ucbi.com | 21 Top Quartile Core Deposit Franchise • Core deposits — non - Jumbo CDs/Brokered — are 88% of our total deposits • Our total cost of deposits is less than 12 basis points (1) , which compares favorably to peers (2) with a median of 23 basis points 21 (1) Reflects the acquisitions of Palmetto Bancshares, Inc., which closed on September 1, 2015 (2) Comparison banks comprise the KBW Regional Bank Index (ticker: KRX); data as of June 30, 2015 0% 10% 20% 30% 40% 50% 60% Source: SNL Financial LC

ucbi.com | 22 ERM Program Planned for Growth • Additional financial experts added to the board • Risk Committee of the Board constituted • Risk appetite quantified for all lines of business • Additional resources added in compliance, SOX and internal audit • DFAST style stress testing methodology implemented in 2013 • Improvements to ALCO systems, processes and talent • Separation of the roles of CCO and CRO to bring focus and accountability 22

ucbi.com | 23 Investing in Technology • Strategy to be a close follower from a customer perspective and a slightly better than peer experience for technology that supports our internal bankers • Developed a digital roadmap – as a result have successfully deployed Mobile banking, Remote deposit capture, fraud prevention tools, new website platform, and new joint venture payments platform – Next steps focus on moving beyond applications to actual fulfilment on our website • Currently deploying a new phone system that will enable a more customer focused contact center • Internally, a new mortgage origination system has been deployed and a new teller system is being scoped. 23

ucbi.com | 24 Strategy and Goals Our performance improvement has come from a series of strategic actions which leave us well prepared for future growth. Improve Core Performance Build a Scalable Platform Execute on Growth 1 2 3 Necessary steps to improve core performance • Reduce costs • Improve credit management • Build business momentum • Continue to grow past the $10 billion mark organically and via acquisition in our targeted SE markets • Improve our relative ROA to reach our long - term goal to be in the top 1/3 of our peers Scalable Platform • Attractive model • Service advantage • Great markets • Strong core deposit base • ERM planned for growth • Investing in Technology 24

ucbi.com | 25 Growth • Organic – Leverage traditional community bank strengths and new sales processes – Continue lift - out strategies in growth MSAs – Continue to expand Specialized Lending • To date: SBA, Income Property, Asset - Based Lending, Builder Finance • Acquisition – Disciplined – Deeper product set to add revenue – Retention of acquired talent 25 Balanced Organic and M&A Growth $ in millions Period Organic $801 million Period M&A $1,090 million $65 $154 $343 $263 $25 $238 $827 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 2012 2013 2014 YTD 2015 Organic BCI FNB Palmetto

ucbi.com | 26 Profitable Growth the Goal - ROA Targets Announced 1.00% target with our 2Q 2013 earnings release and achieved it last quarter 26 (1) Presented on an operating basis which is a non - GAAP performance measure. For a reconciliation of the differences between our non - GAAP financial measures and the most comparable GAAP measures, please refer to the ‘Non - GAAP Reconcilement Tables’ at the end of the Exhibits to this presentation . 0.4% 0.5% 0.6% 0.7% 0.8% 0.9% 1.0% 1.1% 2Q 2013 3Q 2013 4Q 2013 1Q 2014 2Q 2014 3Q 2014 4Q 2014 1Q 2015 2Q 2015 Operating ROA (1)

ucbi.com | 27 ROA Targets • Current Target of 1.10% by 4Q 2016 – Realizing M&A cost saves – Mid - to - high single digit loan growth – Continuing growth in mortgage, SBA and other fee businesses – Continued strong credit results – Maintain stable NIM • Longer - term goal of top 1/3 of peers 27

ucbi.com | 28 Summary • Strong performance results – highly efficient, solid credit metrics and strong risk management processes • Scalable model attractive to bankers and merger partners • Class - leading customer service – Personal service delivery and quality of a small bank – Product and management capabilities of a large bank • Demonstrated and continuing growth opportunities – organic and via acquisition • Accountable performance culture 28

ucbi.com | 29 INVESTOR DAY BILL GILBERT President of Community Banking COMMUNITY BANKING

ucbi.com | 30 Community Banking Operating Model • Community Banking Model made up of a group of 30 banks locally managed by CEOs who drive the achievement of budgeted goals for their individual bank • Decentralized decision - making and centralized risk management, giving our bankers the ability to be more responsive to their markets and the customers’ needs • Operating as individual c ommunity banks, each CEO has the resources provided by a $9.4 billion bank with access to specialists who provide a distinct competitive advantage • Operating under a single brand with standardized products , operational support and a wide variety of services leads to lower operating costs 30

ucbi.com | 31 Management of Our Markets 31

ucbi.com | 32 Deposit and Loan Composition by Region 32 Deposits: $7.3 (1) Atlanta 36% North GA 24% Coastal GA 4% South Carolina 14% Western NC 13% East TN 9% (2) Note: Deposits include all customer (non - brokered) deposits (1) Reflects the acquisition of Palmetto Bancshares, Inc., which closed on September 1, 2015 (2) Includes Gainesville due to its inclusion in the Atlanta CMSA (1) Loans: $5.2 (1) Atlanta 31% North GA 22% Coastal GA 10% South Carolina 17% Western NC 10% East TN 10% (1) (2) $ in billions Community Banking

ucbi.com | 33 Loan Production Market Banks 2Q15 1Q15 2Q14 Atlanta (1) 129.3 110.3 101.1 North GA $66.7 $47.0 $69.0 Coastal GA 48.9 43.4 28.5 South Carolina 6.5 3.9 9.8 Western NC 27.6 19.6 21.0 East TN 17.6 15.0 16.7 Total $296.7 $239.2 $246.1 33 $246.1 $270.0 $260.8 $ 239.2 $ 296.7 $200.0 $220.0 $240.0 $260.0 $280.0 $300.0 $320.0 2Q14 3Q14 4Q14 1Q15 2Q15 New Loans Funded and Advances $ in millions (1) Includes Gainesville due to its inclusion in the Atlanta GMSA

Deposit Market Share by Region

United COMMUNITY BANKS, INC.

NORTH GEORGIA
Market Deposits: $6.6 billion

Company	Deposits ($millions)	Market Share
United Community Banks, Inc.	2,431	36.6%
Community & Southern Holdings, Inc.	567	8.6%
Regions Financial Corp.	544	8.2%
South State Corp.	535	8.1%
BB&T Corp.	335	5.1%
SunTrust Banks Inc.	301	4.5%
Wells Fargo & Co.	277	4.2%
Synovus Financial Corp.	249	3.8%
Park Sterling Corp.	236	3.6%
First Covenant Bank	157	2.4%
RCB Financial Corp.	139	2.1%

METRO ATLANTA
Market Deposits: $141.7 billion

Company	Deposits ($millions)	Market Share
SunTrust Banks, Inc.	38,793	27.4%
Bank of America Corp.	27,843	19.7%
Wells Fargo & Co.	27,811	19.6%
BB&T Corp.	8,224	5.8%
Synovus Financial Corp.	4,202	3.0%
Regions Financial Corp.	3,888	2.7%
United Community Banks Inc.	2,582	1.8%
JPMorgan Chase & Co.	2,580	1.8%
PNC Financial Services Group, Inc.	2,480	1.7%
Fidelity Southern Corp.	2,282	1.6%
Community & Southern Holdings Inc.	1,977	1.4%

COASTAL GEORGIA
Market Deposits: $8.0 billion

Company	Deposits ($millions)	Market Share
SunTrust Banks Inc.	2,071	25.9%
Wells Fargo & Co.	1,237	15.5%
Bank of America Corp.	1,013	12.7%
BB&T Corp.	526	6.6%
Synovus Financial Corp.	520	6.5%
Ameris Bancorp	491	6.1%
South State Corp.	419	5.2%
United Community Banks Inc.	312	3.9%
FCB Financial Corp.	261	3.3%
Atlantic Coast Financial Corp.	226	2.8%
WB&T Bankshares Inc.	212	2.7%

SOUTH CAROLINA
Market Deposits: $18.5 billion

Company	Deposits ($millions)	Market Share
Bank of America Corp.	2,615	14.2%
BB&T Corp.	2,541	13.8%
SunTrust Banks Inc.	1,824	9.9%
Toronto-Dominion Bank	1,578	8.6%
First Citizens Bancshares Inc.	1,474	8.0%
United Community Banks Inc.[(1)]	1,015	5.5%
South State Corp.	986	5.4%
Southern First Bancshares Inc.	616	3.3%
Travelers Rest Bancshares Inc.	488	2.6%
Park Sterling Corp.	394	2.1%
Synovus Financial Corp.	371	2.0%

WESTERN NC
Market Deposits: $ 5.6 billion

Company	Deposits ($millions)	Market Share
Wells Fargo & Co.	1,082	19.4%
United Community Banks Inc.	920	16.5%
PNC Financial Corp..	783	14.0%
Entegra Financial Corp.	634	11.4%
BB&T Corp.	464	8.3%
Toronto-Dominion Bank	311	5.6%
HomeTrust Bancshares Inc.	221	4.0%
Bank of America Corp.	218	3.9%
SunTrust Banks Inc.	152	2.7%
Nantahala Bank & Trust Co.	127	2.3%
Yadkin Financial Corp.	93	1.7%

EAST TENNESSEE
Market Deposits: $16.3 billion

Company	Deposits ($millions)	Market Share
First Horizon National Corp.	2,898	17.8%
SunTrust Banks Inc.	2,400	14.7%
Regions Financial Corp.	2,247	13.8%
Home Federal Bank of Tennessee	1,506	9.2%
BB&T Crop.	1,375	8.4%
Pinnacle Financial Partners Inc.	785	4.8%
United Community Banks Inc.[(1)]	642	3.9%
Citizens National Bancorp Inc.	423	2.6%
Educational Services of America Inc.	395	2.4%
Bank of America Corp.	388	2.4%
Clayton HC Inc.	312	1.9%

Note: Deposit market share data as of June 30, 2015. Based on markets where United takes deposits.
Source: SNL Financial LC
(1) Reflects the acquisitions of MoneyTree Corporation, which closed on May 1, 2015, and Palmetto Bancshares, Inc., which closed on September 1, 2015

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ucbi.com | 35 Key Statistics 35 2013 2014 2015 YTD (1) Operating Expenses YoY Change $(10.1) $(5.0) $1.2 Operating Efficiency (2) 46.6% 44.1% 42.0% Customer Satisfaction Scores 96.0% 96.9% 97.4% (1) As of June 30, 2015 (2) Direct costs - excludes Shared Services allocations $ in millions

ucbi.com | 36 Quarterly Sales Campaigns 36 Quarterly sales campaigns provide focus on specific products sets to drive revenue

ucbi.com | 37 1Q 2015 Save & Invest Campaign Results Savings • 5,394 new accounts • Deposits > $70 million • Savings YTD Average growth of $17 million • Only 10 offices did not exceed their established goals Advisory Services • Total referrals – 1,066 • “Qualified” referrals – 783 • Revenue - $1.6 million • 343 employees had at least one “qualified” referral 37

ucbi.com | 38 2Q 2015 Mortgage Campaign • 815 referrals resulting in mortgage applications • $146.3 million in mortgages closed in 2Q • Achieved 137% of goal 38

ucbi.com | 39 Community Banking Panel Discussion 39 • Jack Keener, Regional President & CEO – North Georgia • Steve Williams, Regional President & CEO – East Atlanta • Gene Gibson, Regional President & CEO – Coastal Georgia • Sam Erwin, Regional President & CEO – South Carolina

ucbi.com | 40 INVESTOR DAY JACK KEENER Regional President & CEO – North Georgia LEGACY MARKETS

ucbi.com | 41 Legacy Markets – Overview • 21 locations in North Georgia • Close proximity to Atlanta, Greenville and Chattanooga • Mix of residential , consumer and c ommercial b usiness • Attractive markets for retirement and second homes • Growing medical and retail complexes • 160,972 d eposit accounts totaling over $1.7 billion • 43,244 l oan accounts totaling over $1.1 billion • 37% market share in the legacy markets with dominance in most 41

ucbi.com | 42 Legacy Markets Drivers and Recent Wins • Economic Drivers – Tourism and retirement – Poultry and foreign m anufacturing – Regional h ospitals and medical g roups • Recent Wins – $ 4 million c onstruction l oan for three national fast food franchise locations – $ 5 million a sset - based l ine to tire distributor – $ 15 million construction / mini - perm for a retail center anchored by a major grocery chain – $2 million r enovation loan to a non - profit and added $1.5 million in deposits – Merchant services contract with a national direct sales group 42

ucbi.com | 43 Legacy Markets Strategy • Strategy is to utilize our depth in these markets and brand awareness to drive additional growth in fee revenue, core deposits and new loan opportunities including Specialized Lending • Utilize needs - based selling and “Big Picture” conversations to drive cross - sales across platform and increase fee - based services • Our contributions include – Providing 24% of the total deposits for the company – Year - over - year increases in both core deposits and fee revenue 43

ucbi.com | 44 INVESTOR DAY STEVE WILLIAMS Regional President & CEO – East Atlanta ATLANTA

ucbi.com | 45 Atlanta Market – Overview • 43 locations in the Metro Atlanta area divided into West, East and Midtown regions • State of Georgia has a population of 10 million and Metro Atlanta has more than 55% of the total population • Highest growth markets are inside the I - 285 perimeter and the area between I - 75 to the north and I - 85 to the northeast • Over 65,000 customers in the market with 220,000 services • $1.6 billion in loans – $896 million are commercial loans • $2.6 billion in deposits • Predominantly a C&I bank in this market 45

Atlanta Market Key Economic Drivers

United COMMUNITY BANKS, INC.

- **Hartsfield Jackson International Airport**
  - Two new terminals and a 6th runway are in the planning phases
  - Currently the busiest airport in the world
- **Transportation Infrastructure**
  - The Georgia legislature has passed a bill to provide $1 billion per year in transportation funding over the next three years
  - 80% of this funding will be spent in the Metro Atlanta area
  - 10 year MARTA expansion project
- **Corporate Relocations (recent examples)**
  - Porsche North America
  - Mercedes Benz
  - State Farm
  - Athena Health
- **Healthcare-Major Market**
  - Emory/CHOA
  - Wellstar (Acquiring 5 Tenet hospitals)
  - Piedmont (Acquiring Newton Health)
  - Northside (Acquiring Gwinnett Health System)
- **Higher Education:** Over 60 institutions of higher learning and a student base exceeding 275,000 (examples below)
  - Emory University
  - Georgia Institute of Technology
  - Georgia State University
  - Mercer University – Atlanta
  - Morehouse College
  - Agnes Scott College
  - SCAD
  - University of Georgia – Atlanta campus
  - Kennesaw State University
  - Georgia Gwinnett College
  - University of West Georgia
- **Sports & Entertainment**
  - Over $2.4 billion budget for new Braves and Falcons stadiums
  - New MLS Soccer team
  - Large movie, television & music industry
- **Population Growth**
  - Over one million people added since 2000

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ucbi.com | 47 Atlanta Market Recent Wins and Results • YTD Wins – $19 million medical o ffice b uilding with a large ophthalmology practice – $23 million multi - family project (1) • A partnership with CRE team – $ 30 million r etail center anchored by national credit tenant (1) • A partnership with CRE team – $ 4.1 million owner - occupied real estate and line of credit for a distribution company – $3.4 million owner - occupied real estate and line of credit with a commercial sprinkler company – $3 million SBA loan • A partnership with SBA team 47 • YTD Production Results – $222 million in loans – $ 1.3 million in fee revenue – Core deposits up $100 m illion to $ 1.4 billion – Loan growth for Atlanta market up 1% to $1.15 billion from $1.13 billion at 12/31/14 – Runoff is significant in C&I portfolio (around $200 million annually) so our aggressive calling effort is critical to our success in this market – Merchant fees expected to increase in 2016 due to our recent campaign (1) $15 million hold limit

ucbi.com | 48 Atlanta Market Strategy • Our strategy is to call on closely - held businesses with revenues between $ 1 million and $ 100 million • The portfolio currently consists of – Manufacturing and d istribution – Transportation and logistics – Technology – Professional services – Strong medical , dental and veterinary market • Medical office buildings • Ambulatory surgical centers • Physician, dental and veterinarian p ractices • Four major hospital systems dominate the Atlanta healthcare market • Emory • Wellstar • Piedmont • Northside 48 • Products we offer to this segment include – Owner - occupied CRE loans – Revolving lines of credit – Treasury Management Services • Over 450 Remote Capture Deposits services in our market – Merchant Account Services – Derivative Products • S wap revenue of $1.13 million since inception

ucbi.com | 49 INVESTOR DAY GENE GIBSON Regional President & CEO – Coastal Georgia COASTAL GEORGIA

ucbi.com | 50 • Population of 612,000 • Projected growth of 22% • Savannah Bank – 3 Locations – # 9 Deposit Market Share • Brunswick Bank – 5 Locations – # 2 Deposit Market Share • $500+ million in loans • $310+ million in deposits • 21,066 customers • 67,980 services Coastal Georgia Market Overview 50

ucbi.com | 51 Coastal Georgia Market Economic Drivers • Ports – Fastest growing – Savannah harbor expansion • Manufacturing – Gulfstream expansion – International companies • Health Services – Regional medical hub – Steady employment growth 51 • Tourism / Hospitality – Over 13 million visitors – Hotel construction • Real Estate – Retail development – Industrial development • Military – Three military bases – Law enforcement training

ucbi.com | 52 Coastal Georgia Recent Wins and Results • $6.6 million Construction/Perm for an owner - occupied warehouse to a shipping terminal operation – Executed a forward interest rate swap generating over $ 100,000 in additional revenue • $10.8 million retail center anchored by a large national tenant – Executed an interest rate swap generating over $ 100,000 in additional revenue • $2.0 million Line of Credit for the area’s oldest and largest CPA firm – Full depository and cash management, as well as partnership buy - in loans • $20.0 million credit facility for regional healthcare company to acquire multiple skilled - care properties – Established significant depository relationship • $12.6 million refinance of owner - occupied real estate to a regional heavy equipment company – Potential interest rate swap and depository relationship 52

ucbi.com | 53 Coastal Georgia Market Strategy ▪ De novo Entry in Savannah – Entered prior to downturn – Real estate focus • Focus Change in 2010 – Operating companies and professional p ractices – Attracted talented in - market bankers to fit focus • Corporate culture • Geography - based l eadership • Empowered employees – Attracted top c ustomers • Customer service • Flexible/responsive • Full resources of the Company • Result - Loan Growth – Up $251 million, or 181%, from 1Q 2011 to 2Q 2015 53

ucbi.com | 54 INVESTOR DAY SAM ERWIN Regional President & CEO – South Carolina SOUTH CAROLINA AND ACQUISITION

ucbi.com | 55 Upstate South Carolina Market Overview • Seventh largest deposit franchise in the Upstate, building on 108 years of banking in Upstate South Carolina – Largest community bank • 26 branches • Branch network approximately halfway between Atlanta, Charlotte, Asheville and Columbia • Led by four local CEOs • Geographically contiguous to existing United footprint • $1 billion in loans • $0.9 billion in deposits – . 05% cost of deposits 55 Source: SNL Financial LC

ucbi.com | 56 Upstate South Carolina Economic Drivers • Robust Employment Market – National and regional corporate headquarters of BMW, Milliken, Michelin, General Electric, FujuFilm , Fluor, Robert Bosch, Adidas, Electrolux • Significant International Investment – 400+ companies from 32 countries • Excellent Infrastructure – Multiple interstate highways, convenient rail service, commercial and private air connectivity • Inland Port opened in 2013 and generating significant new intra - and inter - state commerce • Wide Breadth of Industries – Automotive , Aerospace, Advanced Materials, Bioscience, Energy, Distribution & Logistics, Data Centers 56 • Solid Growth – $9.9 billion in capital investment and more than 25,214 jobs since 2009 • Record Population Growth – Home to more than 1.37 million people. Upstate has experienced 10% growth since 2000 • Strong Academic Opportunities – 23 colleges and universities in the region including Clemson University and a progressive technical college system • Attractive Lifestyle Options – Lower than national average cost of living, active nightlife and cultural activities, affordable housing, top - quality healthcare, impressive recreational options

ucbi.com | 57 Upstate South Carolina Market Strategy • Build on the Legacy Palmetto Franchise – Continue to serve our traditional customer and prospect base through a community banking model, but with a greater depth of products and services such as: • Treasury services • Derivatives • Merchant services – Continue to out - muscle the small banks and out - service the large banks • Leverage Specialized Lending – Expand reach to larger and more sophisticated prospects: • Commercial Real Estate • SBA • Asset Based Lending (ABL) • Middle Market – Ability to access the swap market for commercial deals – More extensive treasury management offerings – Excellent referral opportunities through Specialized Lending 57

ucbi.com | 58 INVESTOR DAY RICH BRADSHAW President, Specialized Lending SPECIALIZED LENDING

ucbi.com | 59 Mission • Specialized Lending lines of business partner with and grow the community bank • Each line of business is fully - staffed with loan officers, underwriters and credit professionals who have an extraordinary level of expertise in their respective fields • Depth of knowledge that allows United to compete for and win deals by leveraging its expertise as well as reducing risk 59

ucbi.com | 60 Specialized Lending Summary 60 (1) Reflects the acquisition of Palmetto Bancshares, Inc., which closed on September 1, 2015 91% $ in millions 25% 75% 2015 Loan Production Plan Specialized Lending Community Banking / Other (1) Specialized Lending $274 $739 $986 $125 $497 $627 $0 $200 $400 $600 $800 $1,000 $1,200 12/31/2013 12/31/2014 6/30/2015 Commitments Outstanding

ucbi.com | 61 Specialized Lending - Lines of Business 61 Small Business Administration (SBA) Commercial Real Estate (CRE) Middle Market Asset - Based Lending (ABL) Builder Finance

ucbi.com | 62 SBA Lending • Target Market – S mall businesses with revenue between $ 1 million and $ 25 million • United’s SBA has 2 channels – Footprint and National Verticals 62

ucbi.com | 63 SBA Channels • Footprint – Four SBA Sales Officers and a Sales Manager cover four states and they partner with the community bank to find opportunities − Community Bank Relationship Manager and bank get credit for the deal − Deal is underwritten, approved and closed in the SBA division − Typically, borrower is provided with a conventional and SBA solution 63

ucbi.com | 64 • National Verticals − Veterinary − Medical/Dental − Franchise − Manufacturing − Funeral Homes − Owner - Occupied CRE SBA Channels (Continued) – Vertical sales focus only on the specific vertical; underwriting and closing teams are specifically assigned to support the individual verticals, thus creating high expertise within the vertical, which mitigates risk – Market through national trade shows, trade magazines and vertical COI’s (CPAs, equipment reps, CRE brokers, etc .) 64

ucbi.com | 65 SBA Video 65

ucbi.com | 66 $3.8 $10.1 $24.9 $30.4 $36.4 $1.8 $8.6 $14.6 $19.7 $31.3 $5.1 $7.4 $15.0 $13.0 $14.7 $0 $5 $10 $15 $20 $25 $30 $35 $40 2Q14 3Q14 4Q14 1Q15 2Q15 Committed Funded Loans Sold Quarterly SBA Production 66 $ in millions

ucbi.com | 67 Commercial Real Estate (CRE) • Target Market - Experienced, well capitalized developers in our footprint • Focus – M ultifamily , retail, industrial, office and hospitality (very selective) – Loans greater than $ 5 million • Differentiator – Experienced , knowledgeable CRE lenders – United’s streamlined approval process allows us to provide rapid feedback to clients 67

ucbi.com | 68 Quarterly CRE Production $125 $146 $169 $194 $278 $284 $64 $66 $93 $103 $120 $136 $0 $50 $100 $150 $200 $250 $300 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 Committed Funded 68 $ in millions

ucbi.com | 69 Middle Market • Target Market – Generally, companies with revenue between $50 million and $500 million • Services United provides – Term Loans – Revolving Lines of Credit – Participations / Club Deals – Tax Advantage L oans – Treasury Management Services – Interest Rate H edges (SWAPs) • Opportunity – Recently hired a Middle Market manager for the Carolinas and future plans are to hire Atlanta - based and Knoxville Middle Market managers 69

ucbi.com | 70 Quarterly Middle Market Production $59 $74 $74 $82 $90 $0 $20 $25 $46 $58 $65 $0 $10 $20 $30 $40 $50 $60 $70 $80 $90 $100 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 Committed Funded 70 $ in millions

ucbi.com | 71 Asset - Based Lending (ABL) • Target Market – Generally, companies with revenue between $5 million and $250 million – Working capital, trade finance – Typically distributors, manufacturers, staffing firms, government contracts and transportation • Products – Accounts Receivable and Inventory Financing – “Dominion of Cash” via blocked accounts – Equipment Financing – Plant Expansion / Refinancing – Interest Rate SWAPs – Senior Term Loans • Opportunity - Equipment Leasing 71

ucbi.com | 72 Quarterly ABL Production $8.0 $16.8 $24.0 $32.0 $0.0 $6.0 $7.0 $11.5 $18.6 $24.0 $0 $5 $10 $15 $20 $25 $30 $35 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 Committed Funded 72 $ in millions

ucbi.com | 73 Builder Finance • Target Market – Major metro areas in the United footprint with specific emphasis on Atlanta, Greenville and Charleston • Client Focus – Larger local and regional production builders with proven track records • Loan Products – Construction loans - Primarily focused on traditional construction loans for single family homes – A&D and Developed L ot Financing - United has a limited appetite for A&D and Lot Financing; only provided to support our construction lending efforts by enabling builder clients to control lots in markets with well - demonstrated demand and acceptable inventory levels; typical cash equity 35% • Typical relationship size: $3.5 million to $15 million 73

ucbi.com | 74 Quarterly Builder Finance Production $48.0 $57.1 $54.4 $48.7 $58.7 $74.8 $36.8 $35.5 $43.3 $38.7 $42.0 $48.7 $20 $30 $40 $50 $60 $70 $80 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 Committed Funded 74 $ in millions

ucbi.com | 75 Specialized Lending Panel Discussion • Annemarie Murphy, SVP, SBA Chief Operating Officer • Charles Chamberlain, SVP, Director of Corporate Banking • Lisa Shelnutt, SVP, Commercial Real Estate • Gary Guthrie , President, Builder Finance 75

ucbi.com | 76 INVESTOR DAY ANNE KAISER VP, Community and Economic Development G eorgia Power ECONOMIC UPDATE: SOUTHEASTERN REGION

ucbi.com | 77 INVESTOR DAY MIKE DAVIES President, United Community Mortgage Services MORTGAGE SERVICES

ucbi.com | 78 United Community Mortgage Services • Production in 2014 of $276.3 million • Production YTD in 2015 of $345.6 million • Fee Revenue in 2014 of $6.9 million • Fee Revenue YTD in 2015 of $9.1 million 78

ucbi.com | 79 • Year - to - date customer satisfaction score of 9.63 out of 10 which drives customer loyalty • “United Community Bank UCMS mortgage operations captured an outstanding 37.36% of the mortgages done by UCB households during 2013. Many regional banks capture only 5% - 10% of mortgage loans done by their customers. In many of the smaller Georgia counties, UCB holds a significant share of household mortgage activity.” – The Stratmor Group Customer Service Reputation: A Key Strength 79

ucbi.com | 80 Growth Strategy • Build on our proven strengths demonstrated in our legacy markets of North Georgia and North Carolina • Increase our sales capacity (i.e. # of MLOs) in our growth markets of Metro Atlanta, Coastal Georgia, South Carolina, and Tennessee • Upside potential is tremendous – for example 74% of all mortgage dollars originated in Georgia are in Metro Atlanta 80 10 15 20 25 30 35 Legacy Metro # OF BANK BRANCHES / MLO Year Legacy Growth 2014 2.19 3.44 2015 2.19 2.50

ucbi.com | 81 Growth Market Tactics We didn’t have dominant market share – we do have outstanding service / what else did we need ? Improved our product set + Added marketing support/tools for top producers + Upgraded our Loan Origination System + United Service = Helped us attract top talent in our growth markets 81

ucbi.com | 82 Coastal Georgia Case Study 82 39.4 60.9 48.8 185.2 366.7 370.7 $- $50 $100 $150 $200 $250 $300 $350 $400 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 Coastal GA Fee Revenue Coastal GA Fee Revenue 1,739 2,058 3,867 8,899 12,582 14,991 $- $2,000 $4,000 $6,000 $8,000 $10,000 $12,000 $14,000 $16,000 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 Coastal GA Loan Production Coastal GA Loan Production • 7 branch offices • Q1 2014, 3 MLOs · 2.3 branches / MLO • Added a mortgage sales manager Q3 2014 • Q2 2015, 6 MLOs · 1.2 branches / MLO $ in thousands

ucbi.com | 83 Results by Quarter 83 $ in millions • Growth in production driven by additional originators • Increasing penetration of targeted metro markets $0.78 $0.76 $0.89 $0.66 $0.50 $0.71 $0.50 $0.72 $0.97 $0.82 $1.00 $1.23 $0.4 $0.6 $0.8 $1.0 $1.2 $1.4 Jul-14 Aug-14 Sep-14 Oct-14 Nov-14 Dec-14 Jan-15 Feb-15 Mar-15 Apr-15 May-15 Jun-15 Average MLO Closed Loan Productivity/Month • New marketing tool • New products $0 $20 $40 $60 $80 $100 $120 $140 1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14 1Q15 2Q15 Legacy Metro Total Mortgage Production by Quarter

ucbi.com | 84 Solutions • Developed a competitive portfolio of products to complement sales efforts and identify loan customers with additional cross - sell opportunities. Products include a Physician’s Mortgage Program and competitive ARM products (5, 7 and 10/1 ARMs) with strong credit • Launched one - time close construction permanent loan program • Mortgage Returns – A continuity program launched to help grow mortgage awareness in target markets • Percentage of business from our targeted metro markets is expected to equal that from the legacy markets in 2016, with an expectation to surpass the legacy markets in 2017 84

ucbi.com | 85 Upside Remains • Trigger lead strategy in development to be deployed in 4Q 2015 in target markets • Continuing recruiting success in metro markets • Evaluating the retention of servicing to drive more repeat business and customer penetration • In the process of changing loan sale process to realize better execution and better margins on loan sales • Partnering with Builder Finance 85

ucbi.com | 86 INVESTOR DAY ROB EDWARDS EVP, Chief Credit Officer CREDIT ADMINISTRATION

ucbi.com | 87 Credit Organization 87

ucbi.com | 88 Commercial Credit Approval • Committee Members include Chief Credit Officer (Chair), President & COO, Regional Banking President, Specialized Lending President and respective Senior Credit Officer. • This committee meets no less than weekly with an emphasis on quick turnaround. Senior Credit Committee Up to House Limit – $25 million • There are two primary Senior Credit Officers dedicated to specific Regions and Specialty Lending functions. • There are also Regional Credit Managers reporting to the Senior Credit Officers Senior Credit Officer – up to $8.5 million Regional Credit Managers – up to $5 million • There are distributed levels of loan authority throughout the bank based on secured and unsecured relationship exposure Bank Presidents – up to $1.5 million Managing Concentrations at the Borrower and Property Level • Legal Lending Limit $ 203 million • House Lending Limit 25 million • Project Lending Limit 15 million • Top 25 Relationships 413 million 88

ucbi.com | 89 Portfolio Strategies • Portfolio limits are established based on the component percentage of the portfolio and also as a percentage of capital • Portfolio limits and strategies are Board approved and reviewed monthly in Senior Credit Committee • The portfolio strategy is set at the top of the house with the following categories: – C&I (including Owner - Occupied Real Estate) – CRE – Investor Real Estate – Residential Mortgage – Home Equity – Indirect Auto – Consumer Direct • Additional limits are established at a more granular level for the Commercial Portfolio: – CRE i ncludes specific limits by property type including Multi - Family, Office, Retail, Residential ADC, Hotel and Warehouse – C&I is established by the industry sector • Strategies for portfolio exposures where the bank is over - limit include restricted loan approval authorities 89

ucbi.com | 90 Portfolio Transformation 90 • C&I has increased from 7% of the portfolio to 15% • Owner - Occupied Real Estate has increased from 16% of the portfolio to 24% • Residential Construction has declined from 26% of the portfolio to 6% • Commercial Construction has declined from 9% of the portfolio to 5% 7% 9% 12% 16% 26% 27% 3% Portfolio as of 12/31/2008 Commercial (C&l) Commercial Construction CRE Income Producing CRE Owner-Occupied Residential Construction Residential Mortgage Installment 15% 5% 13% 24% 6% 28% 9% Portfolio as of 6/30/2015 Commercial (C&I) Commercial Construction CRE Income Producing CRE Owner-Occupied Residential Construction Residential Mortgage Installment

ucbi.com | 91 Credit Quality Trends 4Q2013 1Q2014 2Q2014 3Q2014 4Q2014 1Q2015 2Q2015 Non - Performing Loans $26.8 $25.2 $20.7 $18.7 $17.9 $19.0 $18.8 OREO 4.2 5.6 3.0 3.2 1.7 1.2 2.4 Total NPAs 31.0 30.8 23.7 21.9 19.6 20.2 21.2 NPAs/Total Loans & OREO 0.72% 0.71% 0.54% 0.48% 0.42% 0.42% 0.41 % Peer Median 1.50 1.19 1.15 1.11 1.07 0.97 0.95 NPAs/Total Assets 0.42% 0.42% 0.32% 0.29% 0.26% 0.26% 0.26 % Peer Median 1.05 0.88 0.83 0.81 0.79 0.60 0.68 Net Charge - Offs $4.4 $4.0 $4.2 $3.2 $2.5 $2.6 $1.0 NCOs/ Avg Loans 0.41% 0.38% 0.38% 0.28% 0.22% 0.22% 0.08 % Peer Median 0.19 0.11 0.15 0.14 0.22 0.12 0.12 $ in millions • Non - performing assets remain significantly below peer median • Charge - offs have moved from approximately twice the peer median in 4Q 2013 to significantly below the peer median in 2015 Peer Median: Source SNL – Southeast Banks with Assets between $ 5 billion and $ 15 billion 91

ucbi.com | 92 INVESTOR DAY CHUCK VALERIO Chief Retail Credit Officer RETAIL CREDIT ADMINISTRATION

ucbi.com | 93 Retail Credit Organization 93

ucbi.com | 94 Consumer Credit Approval / Governance • Process is designed to optimize the customer experience, manage credit risk and adherence to regulatory policy • Centralized underwriting consistently applies policy to build a predictable portfolio of performing retail loans • Preparation of regulatory disclosures and work flow management ensuring regulatory compliance from application to loan closing. • Collections and Loss Mitigation • Consistently deliver high level of customer service Centralized Process • Primary authority resides within the credit center • Market lenders have exception authority within parameters for applications not subject to the Ability To Repay regulation • Exception monitoring is a continuous component of the credit risk management process Lending Authority • Chartered to manage Retail credit for United including Portfolio Performance, Product Delivery, Pricing , Policy and adherence to regulatory guidelines • Membership is a partnership of both Credit and Market with ad hoc participants from Compliance, Audit and Risk • This committee meets monthly Governance - Retail Asset Quality Committee (RAQC) 94

ucbi.com | 95 Home Equity Line of Credit (HELOC) • 62% of the balances have May 2015 refresh scores of 740 or higher • 29% of the balances have May 2015 refresh scores of 800 or higher • 71% of the portfolio was originated after 2011 • 90% of the balances are secured by a primary residence • 64% of the balances are secured with a first lien position 4.9% 3.4% 3.6% 3.0% 9.2% 14.2% 32.9% 28.7% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 35.0% No Score <600 600-639 640-659 660-699 700-739 740-799 800+ HELOC Balances By Refreshed Score Interval New Originations B y Period 95 $- $50.00 $100.00 $150.00 $200.00 $250.00 2004 and prior 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 Lines Balances $ in millions Credit

ucbi.com | 96 Indirect Lending Portfolio – Purchase Pools • Prime originations - Ave Wgt Risk Score 740+ • Disciplined due diligence process • Highly respected seller who is well known to the bank • Product with relatively short shelf life 96 Quarterly Liquidation Rates Outstandings $100 $150 $200 $250 $300 $350 $400 Jan-14 Feb-14 Mar-14 Apr-14 May-14 Jun-14 Jul-14 Aug-14 Sep-14 Oct-14 Nov-14 Dec-14 Jan-15 Feb-15 Mar-15 Apr-15 May-15 Jun-15 $ in millions Note: Data as of June 30, 2015 6.0% 7.0% 8.0% 9.0% 10.0% 11.0% 12.0% 13.0% 9/1/2012 12/1/2012 3/1/2013 6/1/2013 9/1/2013 12/1/2013 3/1/2014 6/1/2014 9/1/2014 12/1/2014 3/1/2015 6/1/2015

ucbi.com | 97 Indirect Lending Portfolio – Purchase Pools • Pools demonstrate consistent and predictable performance • Excellent vintage level quality factors • Seller has a demonstrated history of effectively servicing indirect loans. 97 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1 2 3 4 5 6 7 8 9 10 11 12 13 14 All Pool Cumulative Net Charge Off % By Pool Note: Data as of June 30, 2015 30+ Days Past Due % By Pool 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1 2 3 4 5 6 7 8 9 10 11 12 13 14 All Pool

ucbi.com | 98 INVESTOR DAY REX SCHUETTE EVP, Chief Financial Officer ALAN KUMLER SVP, Chief Accounting Officer FINANCE

ucbi.com | 99 Today’s Topics • Net Interest Revenue and Margin • Interest Rate Sensitivity • Securities Portfolio • Liquidity • Capital Management and Dividends 99

ucbi.com | 100 Margin Stable – Net Interest Revenue Increasing 100 .17% .16% .16% .22% .19% .20% .12% .11% .10% .02% .06% .10% .14% .18% .22% .26% 2Q14 3Q14 4Q14 1Q15 2Q15 $55.0 $57.0 $58.3 $57.6 $61.3 $45 $47 $49 $51 $53 $55 $57 $59 $61 $63 2Q14 3Q14 4Q14 1Q15 2Q15 KEY DRIVERS OF NIR NET INTEREST REVENUE & MARGIN Loan / Securities Pricing Deposit Pricing (excl. brokered) Loan Yields Securities Yields Avg Rate on Int Bearing Dep’s • CD pricing reflects the quarter - average new and renewed yield • MMDA / NOW pricing reflects the deposit yield for each quarter CDs MMDA NOW INCREASE IMPACTED BY NET INTEREST REVENUE • Two months of FNB ($2.0 in 2Q15) • Solid loan growth of $142M and 0) lower funding costs $ in millions 3.21% 3.32% 3.31% 3.31% 3.30% 4.44% 4.28% 4.24% 2.10% 2.21% 2.15% .27% .19% .17% 0% 2% 4% 6% 2Q14 3Q14 4Q14 1Q15 2Q15

ucbi.com | 101 Increasing Percent of Variable Rate Loans 101 $4.18 $4.33 $4.67 $5.17 $0.0 $1.0 $2.0 $3.0 $4.0 $5.0 2012 2013 2014 2Q15 Commercial construction Income producing commercial real estate Owner occupied commercial real estate Commercial & industrial Indirect auto Home equity lines of credit Residential mortgage Residential construction Consumer installment Commercial 33% 39% 44% 46 % Retail $ in billions

ucbi.com | 102 Strong / Growing Core Deposit Base 102 TOTAL DEPOSIT MIX 2008 2014 2Q15 Core Deposits Demand / NOW 1,457$ 2,139$ 2,514$ MMDA / Savings 630 1,550 1,738 Public Funds 755 960 773 Time < $100K 1,945 744 788 Total Core Deposits 4,787 5,393 5,813 Time > $100K 1,336 479 434 Public Time > $100K 87 30 31 Total Other 1,423 509 465 Total Customer 6,210$ 5,902$ 6,278$ CORE DEPOSIT GROWTH - CATEGORY & MARKET 4Q14 vs. 2Q15 vs. 4Q08 4Q14 Demand Deposit 831$ 291$ NOW (149) 84 MMDA 799 131 Savings 121 57 Public Funds 205 (188) Time < $100K (1,202) 45 Growth by Category 605$ 420$ Atlanta 412$ (7)$ N. Georgia 124 17 North Carolina 54 6 Coastal Georgia (14) (13) Tennessee (42) 369 Gainesville 47 36 South Carolina 24 12 Growth by Market 605$ 420$ $ in millions $788 $465 Change in Core Deposits Ż 4Q08 Ż 2Q15 $5,813 $1,945 $1,423 Time < $100K Core Deposits Other Customer $4,787

ucbi.com | 103 Low Cost of Funds 103 0.0% 0.5% 1.0% 1.5% 2.0% 2.5% 3.0% 2Q15 1Q15 4Q14 4Q13 4Q12 4Q11 4Q10 4Q09 4Q08 UCBI Peer Median (1) Peer group comprised of banks with total assets between $6 billion and $15 billion at June 30, 2015 as reported by SNL.

ucbi.com | 104 Low Risk IRR Position 104 Well - positioned for rising rates • Slightly asset sensitive in Earnings at Risk (EAR) and Economic Value of Equity (EVE) is slightly sensitive to rising rates • NIR assumed to increase 1.6% with a 200 - basis point ramp in rates • NIR modeled as static balance sheet with volume assumptions replacing run - off BASIS POINTS EAR Sensitivity (Year 1) EVE Sensitivity Base 0.0% 0.0% +100 0.3% - 1.6% +200 1.6% - 4.3% +300 3.1% - 8.9% .0% .3% 1.6% 3.0% .0% .5% 1.0% 1.5% 2.0% 2.5% 3.0% Base + 100 BP + 200 BP + 300 BP EAR Sensitivity – Year 1 June 30, 2015

ucbi.com | 105 Conservative - Investment Portfolio 105 SECURITIES AS % OF TOTAL ASSETS • Well - structured portfolio with limited extension and price risk • Total portfolio duration is unlikely to exceed 3.5 years even with large rate shocks • Most duration extension is in the HTM portfolio with no impact to capital ratios • Approximately $664 million of floating rate securities, equal to about 28% of the total portfolio 2Q15 BASE Up 100 Up 200 Up 300 Book Yield 2.28% 2.53% 2.76% 2.98% Fixed 2.42% Floating 1.93% Market Value ($ in millions) $2,312 $2,244 $2,172 $2,097 % Change in MV 0.0% - 2.93% - 6.07% - 9.30% Average Life 5.05 5.39 5.66 5.89 Effective Duration 2.64 3.09 3.36 3.52 30% 31% 31% 29% 0% 5% 10% 15% 20% 25% 30% 35% 2012 2013 2014 2Q15 4.0 4.8 5.4 5.7 2.4 2.8 3.0 3.1 2.6 3.1 3.4 3.5 0 1 2 3 4 5 6 Base Up 100 Up 200 Up 300 Rate Shock Impact on HTM Duration Rate Shock Impact on AFS Duration Rate Shock Impact on Total Portfolio Duration EFFECTIVE DURATION

Solid Liquidity / Access to Markets

United COMMUNITY BANKS, INC.

$ in millions

LOANS / DEPOSITS

	2Q15	1Q15	2Q14	Variance vs. 1Q15	Variance vs 2Q14
Loans	$ 5,174	$ 4,788	$ 4,410	$ 386	$ 764
Core (DDA, MMDA, Savings)	$ 4,253	$ 3,896	$ 3,624	$ 357	$ 629
Public Funds	803	874	793	(71)	10
CD's	1,222	1,170	1,321	52	(99)
Total Deposits (excl Brokered)	$ 6,278	$ 5,940	$ 5,738	$ 338	$ 540
Loan to Deposit Ratio	82%	81%	77%		

WHOLESALE BORROWINGS

	Unused Capacity	2Q15	1Q15	2Q14	Variance vs 1Q15	Variance vs 2Q14
Brokered Deposits[(1)]	$ 295	$ 530	$ 498	$ 424	$ 32	$ 106
FHLB	550	385	270	175	115	210
Holding Company LOC	50	-	-	40	-	(40)
Fed Funds	415	25	-	25	25	-
Other Wholesale	-	-	-	11	-	(11)
Total Wholesale	$ 1,310	$ 940	$ 768	$ 675	$ 172	$ 265

HOLDING COMPANY L-T DEBT CASH

	2Q15	1Q15	2Q14	Variance vs 1Q15	Variance vs 2Q14
Senior Debt	$ 75	$ 75	$ 75	$ -	$ -
Trust Preferred Securities	39	39	55	-	(16)
Total Long-Term Debt	$ 114	$ 114	$ 130	$ -	$ (16)
Cash (Holding Company)	$ 40	$ 46	$ 33	$ (6)	$ 7

- Kroll Bond Rating Agency upgraded Senior Notes to BBB and Sub-Debt to BBB-
- 3Q15 – $40 million Bank dividend to Holding Company to redeem $32.3 million TruPS (8.5%)
- 3Q15 – raised $85 million Senior Notes for Palmetto acquisition; pro forma annual debt service costs - $10.3 million

(1) Estimated brokered deposit total capacity at 10% of assets; additional capacity is available

106

ucbi.com | 107 Strong Capital Ratios 107 $ in millions Min Well- Cap'd RAS Trigger 2Q15 (1) 1Q15 2Q14 Parent Company Tier 1 Leverage 4.0% 5.0% 6.0% 9.1% 8.7% 8.3 % Tier 1 RBC 6.0 8.0 9.0 11.9 11.5 11.8 Total RBC 8.0 10.0 11.0 13.1 12.8 13.0 Tier 1 Common RBC 4.5 6.5 7.5 11.9 11.5 11.8 Bank Tier 1 Leverage 4.0% 5.0% 6.0% 9.4% 8.9% 9.3 % Tier 1 RBC 6.0 8.0 9.0 12.2 11.8 12.8 Total RBC 8.0 10.0 11.0 13.4 13.1 14.1 Classified to Tier 1 + ALLL >30% 18.1 19.5 22.7 BASEL III All Capital Ratios at 2Q15 are well - above RAS Trigger Levels (generally 3%+ above well - capitalized) (1) 3Q15 ratios will be lower by 60 to 110 bps due to Palmetto acquisition and further reduced by 20 - 25 bps for the TruPS redemptions

ucbi.com | 108 9.1% 11.9% 5.6% .8% 1.2% 3Q13 2Q15 Tier 1 Common Additional Tier 1 Tier 2 Building Tier I Common / Dividend Payout 108 C apital thresholds (Targets: CET1 9 - 10% and Total RBC 12.5% - 13.5%) 15.5% 13.1% • Capital Actions • TARP……………… $(196.5) • TruPS ……………… $(47.8) • Funded by cash from Bank dividends • 2016 - 2017 , continue to build capital with DTA release • DTA NOL………….. $150 • Target common cash dividend payout of 18% - 22% of earnings • 3Q15 increased quarterly dividend to 6 cents per share 4Q13 1Q14 1Q15 3Q15 Pro Forma 3Q15 TARP - $196.5 (74.7)$ (121.8)$ -$ -$ -$ TruPS - $53.2 -$ -$ (15.5)$ (32.3)$ 5.4$ SBLF (FNB) 10.0$ CAPITAL ACTIONS $ in millions

ucbi.com | 109 INVESTOR DAY CHRIS ZYCH SVP, Director M&A and Management Reporting MERGERS & ACQUISITIONS

ucbi.com | 110 Key Considerations for M&A • Growth in target markets - M&A accelerates our growth strategy in new or existing markets and can be accomplished more efficiently than with a de novo plan; we seek to pair M&A with organic growth opportunities, including adding teams of local bankers to quickly increase growth. • Economies of scale - M&A allows us to leverage our current back office investment, as well as investments in product and specialties with minimal cost on our part; we are spreading fixed costs over a larger base of customers and earning assets; cost savings are largely realized in target’s cost structure. • Elimination of a competitor in a desired market - This is preferred versus entering a new market as another competitor. • Significant upfront cost avoidance in building our brand and revenue - It can take several years to reach profitability with a de novo and to build a winning delivery system . 110

ucbi.com | 111 Target Universe Identification Asset Workout (1) : 5 Clean Bank: 45 Identified Targets: 50 Banks with assets greater than $100MM and less than United’s: 375 Banks in Target States (GA, TN, SC, NC): 493 Identified Target Universe Focus Areas – Metro Markets: • Coastal, SC – Charleston, Myrtle Beach, Hilton Head • Tennessee – Knoxville to Chattanooga and Cleveland • Atlanta – Northern region • North Carolina – Western (Asheville area) to Eastern (Raleigh / Cary area) 111 Source : SNL Financial (1) Based on banks with a >5% NPA ratio

ucbi.com | 112 Acquisition Strategy • We understand that pursuing a large transformational or mid - sized deal could have the largest impact and potentially drive more value creation in the near - term • As we approach $10 billion, we view larger deals as one potential way to bridge the earnings gap from Dodd - Frank / Durbin • We have decided to focus on roll - up targets - More opportunities - Actionable - Shorter time to consummate and integrate - Less risk 112 $500 million >$2 billion Description Smaller, healthy targets in priority markets · Troubled banks under the right circumstances · Complement to organic growth · Acquire/merge with sizeable target/partner · Prolonged integration period with limited/no M&A activity Why · To build long - term franchise value through strategic enhancements with multiple attractively priced deals · To maximize potential near - term impact · If unique opportunity is presented Benefits · Limited risk in each deal – does not materially alter overall profile · Availability of targets / pricing · Does not preclude additional deals in the near/medium - term · Drive largest potential cost saves through economies of scale · Maximize strategic impact · Positive market signaling · Success not contingent on executing uncertain transactions · Accelerate post $10 billion earnings to address Dodd - Frank/Durbin Considerations · Each deal needs to make sense individually · Time consuming / drain on management · Potentially limited franchise value · Limited universe · Higher execution risk · Potential premium pricing · Lengthy integration will limit potential for additional M&A, can miss attractive opportunities · Regulatory approval process Deal Size (Asset)

ucbi.com | 113 Acquisition Experience March 31, 2003 • First Central Bank, Lenoir City, TN • $195 million • 8 branches May 1, 2003 • First Georgia Bank, Brunswick, GA • $303 million • 6 branches June 1, 2004 • First Community Bank, Fairburn, GA • $192 million • 5 branches November 1, 2004 • Eagle National Bank, Stockbridge, GA • $78 million • 2 branches December, 1, 2004 • Liberty National Bank, Conyers, GA • $212 Million • 3 branches December 1, 2006 • Southern National Bank, Marietta, GA • $416 million • 2 branches June 1, 2007 • First Bank of the South, Lawrenceville, GA • $817 million • 5 branches June 19, 2009 • Southern Community Bank (LOSS SHARE), Fayetteville, GA • $372 million • 5 branches • 90% of United key staff still in place from these acquisition projects • W orked on 120 - day systems conversion and integration project timeline • Focused on customer retention through conversion process • No major customer - impacting issues in past conversion history • Have used on - site support model with current United bankers • Converted multiple core systems − Fiserv Premier (ITI) − Jack Henry 20/20 − Fidelity (FIS) − Metavante (now FIS) • Acquired multiple branches from other banks • Converted to single institution processing during this time 113

ucbi.com | 114 2015 Acquisition: MoneyTree / FNB • Closed on May 1 with successful operational conversion on July 18 - 19; business has remained stable • Consolidated six branches – three United and three MoneyTree / FNB branches in September and will have net 12 branches • Added a $425 million, 107 year old community bank • Doubled United’s East TN presence in key markets – Knoxville, Lenoir City and Cleveland • Executing on cost savings and expect to exceed original estimates due mainly to branch consolidations and back office redundancies • 1% EPS accretion in 2015 and 3% in 2016 and 2017 • TBV dilution of <1% and breakeven in <3 years HQ: Lenoir City, TN Established: 1908 Ticker: Private Branches: 10 Assets: $ 425 million 114

ucbi.com | 115 2015 Acquisition: The Palmetto Bank • Closed on September 1 with operational conversion planned for February 20 - 21, 2016 • Somewhat simpler conversion than MoneyTree / FNB due to limited (1) branch closures and the same core systems provider • Added a $1.2 billion, 108 year old community bank with 25 branches covering Upstate SC • Retaining senior management positions in Banking, Mortgage, Finance and Ops/IT to promote business continuity and to lead growth • Clearly identified and achievable cost savings estimates • Double - digit EPS accretion in 2017 with TBV earnback < 5 years and IRR > 20 % HQ: Greenville, SC Established: 1906 Ticker: (NASDAQ) PLMT Branches: 25 Assets: $1.2 billion 115

ucbi.com | 116 Acquisition Risk Evaluation 116 Key Risk Description Potential Threat Level Due Diligence Failure to identify or properly assess credit, compliance, legal, environmental and other key risks (in areas including Finance/Accounting/Planning, Treasury, IT/Ops and HR) Execution Inability to effectively act on our business plan leading to a failure to realize efficiencies, integrate businesses, etc. Financial Actual financial performance for the seller and or the pro forma combined company is significantly different than our expectations…with EPS impact, TBV earnback and pro forma capital levels as key drivers Operational Insufficient back office and IT capabilities to convert and integrate the seller’s systems; mistakes can lead to significant customer disruption, loss of business and a damaged reputation Legal Shareholder lawsuits are more likely in the current market environment due largely to fiduciary concerns; lawsuits from customers or other groups are also possible Regulatory Regulators do not support the transaction and delay or fail to approve it

ucbi.com | 117 Tested Integration Process Organizational Structure Roles Steering Committee (CEO, COO, Target CEO, CFO, Pres. of Community Banking, CSO, CCO, CRO, HR) Executive Owner (COO) Program Office (CIO, PMO) Project Mgr. / Team Project Mgr. / Team Project Mgr. / Team Project Mgr. / Team Issue Identification • Listens and resolves conflicts / sets goals and priorities • Weekly meetings during early stages and then as needed through the integration process (supplemented by weekly report) • Provides vision and direction for each line of business or support area • Responsible for communication internally / calling interim meetings • Provides company / transaction / integration specific information, updates and analysis • Tracks progress, highlights issues / reports open and closed issues (SharePoint) • Gives direction to project managers • Communication • Makes decisions where possible / implements decisions • Experienced integration team works with target bank partners to identify issues, drive project plan, track progress, elevate issues • Completes all project tasks as needed Weekly Integration Team Meetings Committee Advisor (M&A) 117

ucbi.com | 118 Focus on Execution and Cost Savings • We take a very deliberate approach to identifying achievable cost savings by working directly with the potential merger partner early and often in the acquisition process • We attempt to refine our assumptions as much as possible by becoming experts at the partner’s operations, understanding that we are making our best estimates • Above all, we will not attempt to cut costs that will in any way impede our partner’s momentum or damage its brand/franchise The following is a summary of our cost savings targets for the The Palmetto Bank acquisition: 118 $ in thousands Potential Cost Savings Summary 2014Y Savings Rationale Timing Salaries and Benefits $18.8 $8.0 Headcount reduction, terminated comp. plans, taxes, etc. Q2 2016 Occupancy 4.3 0.4 Restructured main office lease Q3 2015 FF&E/Professional Services (IT/DP) 6.9 3.7 Consolidated operations and reduced or eliminated professional fees Q2 2016 FDIC Assessment 1.1 0.0 Marketing 1.1 0.3 Media, direct marketing, etc. Q2 2016 OREO/Loan Workout 2.3 0.7 Credit costs mitigated through merger adjustments Q3 2015 Other General & Administrative 5.7 1.5 General corporate overhead Q3 2015 Total 40.1 14.7 Cost Savings % 36% Efficiency Ratio % 76% 49%

ucbi.com | 119 Financial Return Targets • We carefully evaluate and price potential acquisitions with specific financial return targets in mind, including: – Year one EPS accretion, not including transaction expenses – TBV dilution threshold in the low single digits and earnback within three years – IRR of 20%+ • We will not take on significant credit risk; target loan portfolios are measured conservatively with a defined plan for bad credit disposition • We have passed on a number of deals that did not meet our targets – financial, credit or both 119

ucbi.com | 120 Acquisition Posture It has long been said that banks are sold and not bought, while we happen to believe this, we will continue to: • View acquisitions as an important component of our growth strategy and pursue transactions with a line of business mentality • Pursue a roll - up strategy and continue to evaluate potential targets that are both strategically and financially attractive with a moderate risk profile • Engage in regular discussions with selected attractive targets, as appropriate, to develop a potential transaction pipeline and prepare to be opportunistic • Apply appropriate aggression towards selected targets with a strict adherence to our financial targets and an understanding of the potential market reaction 120

ucbi.com | 121 INVESTOR DAY LYNN HARTON P resident and Chief Operating Officer IMPACT OF EXCEEDING $10 BILLION ASSET THRESHOLD

ucbi.com | 122 Primary Regulatory Implications • Durbin Amendment (debit card interchange revenue) • FDIC insurance premiums • S tress testing • Oversight by Consumer Financial Protection Bureau (CFPB ) • Measurement date of Durbin Amendment under the Dodd - Frank Act is a snapshot of total assets as of every December 31 – Other DFA requirements are triggered after maintaining an asset size of $10 billion or more for four consecutive quarters 122

ucbi.com | 123 Projected Timing • We will not exceed $10 billion as of December 31, 2015 – Ability to reduce securities portfolio and wholesale borrowings to manage total assets if needed • Planning based upon an assumption we will exceed $10 billion as of December 31, 2016 due to organic growth and potential M&A – Absent M&A, it may be early 2017 123 6/30/2015 12/31/2015 12/31/2016 9/30/2017 • $8.2 billion Assets ($ 9.4 with Palmetto ) • < $10 billion assets • Ample liquidity to stay below • Possible > $10 billion assets If triggered in 2016, Q3 2017 – first full quarter of decreased interchange income

ucbi.com | 124 Plan to Offset Projected Financial Impact • Company - wide project led by Chief Strategy Officer – Comprehensive approach covering all areas of the Company – Project management discipline and methodology • Currently identifying both operating revenue and expense reduction opportunities • M&A will also play a role • One larger or several smaller acquisitions could be accomplished in the available timeframe • Capital management levers also available 124

ucbi.com | 125 Summary • Earliest financial impact begins July 1, 2017 • We have time to prepare based on current asset projections and DFA effective dates • We are proactively working to increase revenues and decrease expenses to offset the projected impact, using a disciplined approach and defined project plan • We have a proven track record of improving our financial results, with demonstrated results 125

ucbi.com | 126 Recap of Today - Investment Thesis • Strong performance results with solid credit metrics and strong risk management processes • Business model that attracts both bankers and customers • Valuable franchise where legacy strengths have funded building of metro markets • Strong capital base, conservative interest rate risk position and top quartile deposit funding • Continuing organic and M&A growth opportunities 126

ucbi.com | 127 INVESTOR DAY JIMMY TALLENT Chairman and Chief Executive Officer CLOSING REMARKS

ucbi.com | 128 INVESTOR DAY EXHIBITS

ucbi.com | 129 INVESTOR DAY BRAD MILLER EVP, General Counsel & Chief Risk Officer RISK MANAGEMENT

ucbi.com | 130 Everyone in the organization is a risk stakeholder. Our ERM framework provides the ability to understand, control and articulate the level of risks across the enterprise in pursuit of our strategic and business objectives Risk identification Risk assessment/ measurement Risk response/ control Risk monitoring Risk reporting/ communication Strategic and business objectives 130

ucbi.com | 131 Strong Board and Governance • Experienced Board of Directors – Added strength to our legacy Board through financial crisis • Cathy Cox – Young Harris College, President – University of Georgia School of Law, January - May 2007 - Carl E. Sanders Political Leadership Chair – Georgia Secretary of State, 1999 - 2007 – Georgia Assistant Secretary of State, 1996 - 1999 – Georgia House of Representatives, District 160, 1993 - 1996 • Tom Richlovsky – National City Bank – Chief Financial Officer – SVP & Treasurer • Steven Goldstein – Federal Home Loan Bank of Atlanta, CFO, responsible for accounting operations, Sarbanes - Oxley compliance and enterprise risk management – Royal Bank of Canada, SVP & CFO, responsible for financial management and reporting of RBC’s U.S. and international businesses; SVP - corporate treasury 131

ucbi.com | 132 Strong Board and Governance Cont. • Talented Board of Directors Cont. • Lynn Harton – President and COO of United • Nick Paumgarten – Chairman of Corsair Capital, former Managing Director at J.P. Morgan Chase • Improved Governance • Added Risk Committee of Board • Added depth to Audit Committee • Moved to Big Four auditing firm • Improved Financial reporting • Hired SOX Manager 132

ucbi.com | 133 Risk Management 133

ucbi.com | 134 Risk Management Enhancements 134 ERM COMPLIANCE MARKET/LIQUIDITY RISK LOAN REVIEW AUDIT INFORMATION SECURITY Improvements to existing structure • Identification • Assessment • Measurement • Reporting Experienced leadership Added Depth • BSA • Fair Lending • CRA • Added depth to ALCO • Enhanced tools and staff to manage IRR • Performed multiple validations or IRR models • Stress Testing and engaging consultants for DFAST submission • Continued relationship with third party expertise • Added in - house expertise commensurate with complexity or portfolio Experienced Leadership • Added talent – Deputy auditor • Audit plan designed developed to meet regulatory expectations Investments in industry leading tools and consultants Recent addition of experienced CISO

ucbi.com | 135 GAAP Reconciliation 135 First Second Third Fourth First Second Third Fourth First Second Quarter Quarter Quarter Quarter Quarter Quarter Quarter Quarter Quarter Quarter 2013 2013 2013 2013 2014 2014 2014 2014 2015 2015 Operating Efficiency Ratio Operating Efficiency Ratio 69.47% 64.44% 58.55% 60.02% 59.05% 58.65% 57.96% 57.47% 59.15% 57.59% Foreclosed Property Losses - Bulk Sale - 4.45 - - - - - - - 0.00 Merger - Related Charges - - - - - - - - - 4.04 Efficiency Ratio (GAAP) 69.47% 68.89% 58.55% 60.02% 59.05% 58.65% 57.96% 57.47% 59.15% 61.63% Operating Expenses ($ in thousands) Operating Expenses $ 43,770 $ 45,672 $ 40,097 $ 41,614 $ 39,050 $ 40,532 $ 41,364 $ 41,919 $ 43,061 $ 45,247 Foreclosed Property Losses - Bulk Sale - 3,151 - - - - - - - - Merger - Related Charges - - - - - - - - - 3,173 Expenses (GAAP) $ 43,770 $ 48,823 $ 40,097 $ 41,614 $ 39,050 $ 40,532 $ 41,364 $ 41,919 $ 43,061 $ 48,420 Diluted Operating Earnings Per Share Diluted Operating Earnings Per Share $ 0.08 $ 0.11 $ 0.21 $ 0.22 $ 0.25 $ 0.27 $ 0.29 $ 0.30 $ 0.29 $ 0.32 Provision for Loan Losses - Bulk Sale - (0.66) - - - - - - - - Foreclosed Property Losses - Bulk Sale - (0.06) - - - - - - - - Reversal of DTA Valuation Allowance - 4.41 - - - - - - - - Normalized Tax Provision 0.07 0.10 - - - - - - - - Effect of Merger - Related Charges - - - - - - - - - (0.04) Diluted Earnings Per Share (GAAP) $ 0.15 $ 3.90 $ 0.21 $ 0.22 $ 0.25 $ 0.27 $ 0.29 $ 0.30 $ 0.29 $ 0.28

GAAP Reconciliation

	First Quarter 2013	Second Quarter 2013	Third Quarter 2013	Fourth Quarter 2013	First Quarter 2014	Second Quarter 2014	Third Quarter 2014	Fourth Quarter 2014	First Quarter 2015	Second Quarter 2015
Operating Return on Assets										
Operating Return on Assets	0.47%	0.55%	0.86%	0.86%	0.85%	0.88%	0.95%	0.96%	0.94%	1.00%
Provision for Loan Losses - Bulk Sale	-	-2.23	-	-	-	-	-	-	-	-
Foreclosed Property Losses - Bulk Sale	-	-0.18	-	-	-	-	-	-	-	-
Reversal of DTA Valuation Allowance	-	14.87	-	-	-	-	-	-	-	-
Normalized Tax Provision	0.23	0.33	-	-	-	-	-	-	-	-
Merger-Related Charges	-	-	-	-	-	-	-	-	-	-0.11
Return on Assets (GAAP)	0.70%	13.34%	0.86%	0.86%	0.85%	0.88%	0.95%	0.96%	0.94%	0.89%
Operating Return on Tangible Common Equity										
Operating Return on Tangible Common Equity	5.27%	5.92%	7.59%	7.70%	8.81%	9.15%	9.55%	9.74%	9.46%	10.20%
Provision for Loan Losses - Bulk Sale	-	-33.84%	-	-	-	-	-	-	-	-
Foreclosed Property Losses - Bulk Sale	-	-2.77%	-	-	-	-	-	-	-	-
Reversal of DTA Valuation Allowance	-	225.37%	-	-	-	-	-	-	-	-
Normalized Tax Provision	3.80	5.04%	-	-	-	-	-	-	-	-
Effect of Merger-Related Charges	-	-	-	-	-	-	-	-	-	-1.09
Return on Tangible Common Equity	9.07%	199.72%	7.59%	7.70%	8.81%	9.15%	9.55%	9.74%	9.46%	9.11%
Effect of Intangible Assets and Amortization	-0.56	-2.50	-0.21	-0.18	-0.17	-0.16	-0.14	-0.14	-0.12	-0.28
Return on Common Equity (GAAP)	8.51%	197.22%	7.38%	7.52%	8.64%	8.99%	9.41%	9.60%	9.34%	8.83%

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ucbi.com | 137 GAAP Reconciliation 137 Second First Second Quarter Quarter Quarter 2014 2015 2015 Net Interest Revenue ($ in thousands) Net Interest Revenue, Taxable Equivalent $ 54,950 $ 57,617 $ 61,317 Taxable Equivalent Adjustment (377) (375) (326) Net Interest Revenue (GAAP) $ 54,573 $ 57,242 $ 60,991 Core Fee Revenue ($ in thousands) Core Fee Revenue $ 13,938 $ 15,120 $ 17,220 Securities Gains, Net 4,435 1,539 13 Loss on Prepayment of Borrowings (4,446) (1,038) - Mark to Market on Deferred Compensation Plan Assets 216 61 33 Fee Revenue (GAAP) $ 14,143 $ 15,682 $ 17,266 Core Operating Expense ($ in thousands) Core Operating Expense $ 40,131 $ 42,191 $ 45,135 Foreclosed Property Expense 102 96 60 Severance 83 23 19 Loss Share Settlement - 690 - Merger - Related Charges - - 3,173 Mark to Market on Deferred Compensation Plan Liability 216 61 33 Operating Expense (GAAP) $ 40,532 $ 43,061 $ 48,420

ucbi.com | 138 INVESTOR DAY EXECUTIVE EXPERIENCE

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